UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 11, 2006

AMERICAN PACIFIC CORPORATION
(Exact name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-8137 (Commission File Number)	59-6490478 (IRS Employer Identification No.)

3770 Howard Hughes Parkway, Suite 300, Las Vegas, Nevada (Address of Principal Executive Offices)	89169 (Zip Code)
Registrant’s telephone number, including area code:    (702) 735-2200

N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
EX-99.1

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
(d)	American Pacific Corporation (the “Company”) announced that effective July 11, 2006, its Board of Directors (the “Board”) approved an increase in the number of Board members from eight members to nine members, in accordance with the Company’s bylaws. Also effective July 11, 2006, the Board appointed Dr. Joseph Carleone as a class C Director and the newly created ninth member of the Board. There are no arrangements or understandings between Dr. Carleone and any other persons pursuant to which he was selected as a director. Dr. Carleone was appointed to the Corporate Governance and Audit Committees.

Dr. Carleone, age 60, has served as Senior Vice President and Chief Product Officer of Irvine Sensors Corporation since November 2005. From September 2000 to November 2005, Dr. Carleone served as President of Aerojet Fine Chemicals, LLC, a business unit of GenCorp, and Vice President of GenCorp, a technology-based manufacturing company in aerospace and defense, pharmaceutical fine chemicals and automotive businesses. From 1999 to 2000, he was Vice President and General Manager of Remote Sensing Systems at Aerojet. In addition, he served as Vice President, Operations from 1997 to 2000. Dr. Carleone holds a B.S. in Mechanical Engineering, a M.S. in Applied Mechanics and a Ph.D. in Applied Mechanics from Drexel University.

After the departure from Aerojet Fine Chemicals, LLC, the Company acquired from GenCorp substantially all of the assets of Aerojet Fine Chemicals, LLC, which are now held and operated by the Company’s wholly-owned subsidiary, Ampac Fine Chemicals LLC.

The Company issued a press release regarding Dr. Carleone’s appointment as a director on July 12, 2006. The full text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.

99.1 Press release of American Pacific Corporation, dated July 12, 2006.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Pacific Corporation
Date: July 12, 2006	By:	/s/ John R. Gibson
John R. Gibson
President and Chief Executive Officer